Exhibit 23.1

Consent of Bergman Schraier & Co., P.C.

We consent to the incorporation by reference in the registration statements (Nos. 333-98513 and 33-55214 on Form S-8 and No. 33-79640 on Form S-3) of American Software, Inc. of our report on Demand Management, Inc. dated November 2, 2004, appearing in Amendment No. 1 to the Current Report on Form 8-K/A of American Software, Inc. filed on December 16, 2004.

/s/ Bergman, Schraier & Co.

St. Louis, Missouri

January 10, 2005

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